UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

As previously reported, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC, Spansion International, Inc. and Cerium Laboratories LLC (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Sale of Assembly, Mark and Pack Facility in Suzhou, China

On August 21, 2009, Spansion LLC, a wholly owned subsidiary of the Company (“Spansion LLC”), entered into an Asset and Share Purchase Agreement (the “Purchase Agreement”) with Powertech Technology Inc., a company organized under the laws of the Republic of China (Taiwan) (“PTI”), pursuant to which Spansion LLC will sell its assembly, mark, test and pack facility located in Suzhou, China (the “Suzhou Facility”) and other related assets owned by Spansion LLC. Pursuant to the Purchase Agreement, Spansion LLC will sell (i) all of the issued and outstanding ordinary shares (the “Shares”) of its wholly owned subsidiary, Spansion Holdings (Singapore) Pte. Ltd., a company organized under the laws of the Republic of Singapore (“Singapore Subsidiary”), which in turn owns all the registered capital of Spansion (China) Limited, a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China and the entity that owns the Suzhou Facility (“Suzhou Subsidiary”), and (ii) certain assembly, mark and pack equipment and tooling equipment and other assets related to the Suzhou Facility that is owned directly by Spansion LLC (together, the “Purchased Assets”).

In consideration for the Purchased Assets, PTI will pay to Spansion LLC approximately $35 million (the “Purchase Price”), comprised of an initial payment of $6 million to be made after PTI has obtained the requisite investment approval from the Investment Commission of the Ministry of Economic Affairs of the Republic of China (Taiwan) (the “Investment Approval”), and a promissory note for approximately $30 million, which requires scheduled installment payments to be made by PTI to Spansion LLC of $10 million on each of the 60th, 120th and 180th day following the date of closing (the “Closing Date”). The Shares will be held in escrow and one-third of the Shares to be distributed to PTI upon Spansion LLC’s receipt of each installment payment made pursuant to the promissory note. The Purchase Price will be subject to adjustment depending on the amount of net assets held by each of Singapore Subsidiary and Suzhou Subsidiary as of the Closing Date. Pursuant to the Purchase Agreement, Suzhou Subsidiary shall have cash of not less than $4,240,000 as of the Closing Date to compensate PTI for estimated employee benefit and severance costs associated with Suzhou Subsidiary’s employees. Consequently, the Company expects that net proceeds (before deducting costs and expenses associated with this transaction) to Spansion LLC from the sale of the Purchased Assets will be approximately $31 million.

The closing of the sale of the Purchased Assets is subject to certain customary closing conditions and the approval of the Bankruptcy Court. The Purchase Agreement may be terminated by (i) mutual agreement of the parties, (ii) by the non-breaching party if a party has materially breached the representations and warranties or covenants of such party in the Purchase Agreement and such breach cannot be cured or, if curable, the breaching party is no longer making attempts to cure such breach, (iii) by either party if the transaction has not closed within six months of the date of the Purchase Agreement or (iv) by either party if the Bankruptcy Court does not approve of the sale of the Purchased Assets. In addition, if PTI is not able to obtain the Investment Approval within 60 days of the Closing Date, then the Purchase Agreement will be terminated, the Shares will be returned to Spansion LLC and any portion of the Purchase Price received by Spansion LLC will be returned to PTI.

In connection with the sale of the Purchased Assets, Spansion LLC and PTI entered into a Supply Agreement (the “Supply Agreement”), dated August 21, 2009 but effective upon the Closing Date, pursuant to which PTI will use the Suzhou Facility to perform assembly, mark, pack and test services for Spansion products for a term of 12 months. During the first six months, Spansion LLC’s loading commitment under the Supply Agreement will be approximately 8 million units per month. Spansion LLC will consign commercial and Flash memory die and direct materials to PTI for processing by PTI. To the extent that PTI has manufacturing losses based on the agreed upon pricing terms under the Supply Agreement during the first year, Spansion will reimburse certain of the manufacturing costs up to cap of five percent. During the second six months of the term, Spansion LLC will purchase services that will result in at least seventy-five percent of the revenue paid to PTI for the services during the initial six months.

Spansion LLC and PTI also entered into a Transition Services Agreement (the “Transition Services Agreement”), dated August 21, 2009 but effective upon the Closing Date, pursuant to which Spansion LLC will provide specified general administrative and information technology services to support PTI in connection with its obligations under the Supply Agreement.

A copy of the Purchase Agreement, Supply Agreement and Transition Services Agreement are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The descriptions of the Purchase Agreement, the Supply Agreement and Transition Services Agreement are qualified in their entirety by the Purchase Agreement, Supply Agreement and the Transition Services Agreement filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 8.01 Other Events.

On August 24, 2009, the Company issued a press release regarding the sale of the Purchased Assets, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description

Exhibit No.	Description
10.1	Asset and Share Purchase Agreement by and between Spansion LLC and Powertech Technology Inc. dated August 21, 2009.

10.2	Supply Agreement by and between Spansion LLC and Powertech Technology Inc. dated August 21, 2009.

10.3	Transition Services Agreement by and between Spansion LLC and Powertech Technology Inc. dated August 21, 2009.

99.1	Press Release dated August 24, 2009.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2009	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset and Share Purchase Agreement by and between Spansion LLC and Powertech Technology Inc. dated August 21, 2009.

10.2	Supply Agreement by and between Spansion LLC and Powertech Technology Inc. dated August 21, 2009.

10.3	Transition Services Agreement by and between Spansion LLC and Powertech Technology Inc. dated August 21, 2009.

99.1	Press Release dated August 24, 2009.